CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 26, 2015, relating to the financial statements and financial highlights which appears in the November 30, 2014 Annual Report to Shareholders of AllianzGI Behavioral Advantage Large-Cap Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” in such Registration Statement.

New York, New York

October 13, 2015